EXHIBIT  21.  SUBSIDIARIES


                                                          Percent    State or other jurisdiction of
                         Name                             Owned      Incorporation or organization
------------------------------------------------------    -------    ------------------------------

InfiNet Systems, LLC *                                     50.1%     Delaware

Beijing Antai Communication Equipment Company, LTD. **     50%       Peoples Republic of China

FTG Venture Corporation ***                               100%       Delaware

--------------------
*     100% owned effective January, 2002.
**    inactive; investment and balances written off in 1997.
***   inactive.


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